Exhibit 99.1

Press Release

February 13, 2004


NCRIC Group, Inc. Announces Adverse Verdict in Premium Collection Litigation

For Immediate Release

For Information, Contact:
Eric R. Anderson, Vice President, Investor Relations - 202.969.1866

WASHINGTON, D.C.-- NCRIC Group, Inc. (NCRIC) (Nasdaq National Market: NCRI) reported that a District of Columbia Superior Court jury today returned a verdict in favor of Columbia Hospital for Women Medical Center, Inc. (CHW) in the premium collection litigation between its subsidiary NCRIC, Inc. and CHW.

The verdict came in a civil action stemming from NCRIC, Inc.'s efforts to collect payment for nearly $3 million in premiums that the Company alleged it was owed by CHW under a contract with the hospital that expired in 2000. The jury rejected the claim by NCRIC, Inc. and returned a verdict in favor of CHW counterclaims that essentially blamed NCRIC for the hospital's failure. The jury awarded $18.2 million in damages to CHW. NCRIC intends to promptly appeal this verdict. NCRIC is consulting with its legal and accounting advisors to determine the appropriate financial reporting for this matter.

"We are  extremely  disappointed  by the  verdict,"  R.  Ray  Pate,  Jr.,  NCRIC
President and CEO, said. "We believe the verdict is wrong, and we will vigorously appeal."

"It's appalling that Columbia's management targeted NCRIC as a scapegoat for the hospital's failure," Pate said. "This outcome was driven by misguided sympathy for a failed hospital that had been on a downward spiral for many years. As several witnesses testified, the hospital failed because of poor management, persistent financial crises, and industry trends that have resulted in the closure of hundreds of urban hospitals over the last decade."

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"NCRIC has long  demonstrated  its  commitment  to healthcare in the District of
Columbia by providing reliable insurance that has allowed physicians to continue practicing at hospitals in the city," he said.

Pate said NCRIC is hopeful the verdict will be overturned on appeal. "We believe we have strong grounds for appeal since this verdict was apparently based on emotion, not facts or the law," he said.

The Company noted that seven of the 11 original counterclaims in the CHW complaint had been dismissed by the judge before the case reached the jury.

NCRIC said an adverse judgment on appeal could have a material adverse effect on the Company and could also significantly threaten the healthcare system in the District of Columbia.

Safe Harbor Information
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "could," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. These forward-looking statements include: the impact of the above referenced jury verdict on our financial condition, results of operations, and capital.

We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About NCRIC Group
NCRIC Group is a healthcare financial services organization that assists individual physicians and groups of physicians in managing their practices by providing medical professional liability insurance, practice management and financial services, and employee benefits plan design and pension administration. In addition to its headquarters in Washington, D.C., NCRIC Group has offices in Wilmington, Delaware; Greensboro, North Carolina; Richmond and Lynchburg, Virginia; and Charleston, West Virginia and provides services to more than 5,000 physician clients. Its primary insurance subsidiary, NCRIC, Inc., is rated A- (Excellent) by A.M. Best Company.

For further information, contact Eric R. Anderson, Vice President, Investor Relations; 1115 30th Street, NW, Washington, D.C. 20007; 202.969.1866, ext. 3102; anderson@ncric.com; or consult NCRIC Group's Web site, www.NCRIC.com.

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February 13, 2004